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                         [INVESCO LOGO]  INVESCO Funds Group, Inc.(R)
                                         4350 South Monaco Street
                                         Denver, Colorado 80237

                                         INVESCO Distributors, Inc., Distributor

January 6, 2004                                                    SECOND NOTICE
                                                          PLEASE SIGN AND RETURN

Hartford Life Insurance Company
200 Hopmeadow St.
Simsbury, CT 06089

RE: Agreement(s) with INVESCO Funds Group, Inc.

Please refer to the agreement(s) listed on Appendix I hereto between INVESCO Funds Group, Inc. ("IFG") or one of its predecessors or affiliates (collectively, "INVESCO"), and Hartford Life Insurance Company ("Sub-Accounting Agent") as amended, and any schedules, lists, supplements, exhibits, attachments, riders, annexes, addenda and agreements related thereto (collectively, the "INVESCO Contracts").

The Boards of Directors of the INVESCO Funds have approved A I M Fund Services, Inc. ("AIM"), an affiliate of the current transfer agent (IFG), as transfer agent of the INVESCO Funds, effective October 1, 2003 (the "Effective Date")." Approval of this assignment will ensure the smooth transition from IFG to AIM of all sub-accounting related payments to Sub-Accounting Agent as of the Effective Date.

As of the Effective Date, IFG will assign to AIM all sub-accounting related rights and obligations under the INVESCO Contracts, and AIM will assume the same. In anticipation of this change in transfer agent, IFG hereby seeks the written consent of all Sub-Accounting Agents to these assignments and assumptions with respect to the INVESCO Contracts. This consent shall apply only to accounts invested in the INVESCO Funds.

Please indicate your agreement with and acceptance of the terms of this letter by signing the enclosed copy of this letter. After you have signed the enclosed copy of this letter, please fax it to Ms. Penny Chin from AIM Investments at 713-214-1423 and mail the original executed copy to her in the enclosed self-addressed stamped envelope.

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If you have any questions, please do not hesitate to call Mr. Robert Thompson from AIM Investments at (713) 214-1250. Thank you for your prompt attention to this matter. AIM Investments and INVESCO look forward to continuing our relationship with you.


                                              Very Truly Yours,

                                              INVESCO Funds Group, Inc.

                                              /s/ Ronald L. Grooms
                                              ----------------------------------
                                              Ronald L. Grooms
                                              Senior Vice President


                                              A I M Fund Services, Inc.

                                              /s/ Dawn M. Hawley
                                              ----------------------------------
                                              Dawn M. Hawley
                                              Vice President

This consent is hereby granted and the above terms are hereby agreed to and accepted on this 22 day of January, 2004


Sub-Accounting Agent

By:    /s/ Eric Wietsma
       --------------------------------------
Name:  Eric Wietsma
       --------------------------------------
Title: Vice President
       --------------------------------------

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                         [INVESCO LOGO]  INVESCO Funds Group, Inc.(R)
                                         4350 South Monaco Street
                                         Denver, Colorado 80237

                                         INVESCO Distributors, Inc., Distributor

                                   APPENDIX I

Retail Fund Participation Agreement dated October 12, 2000 between Hartford Life Insurance Company, INVESCO Funds Group, Inc. and INVESCO Distributors, Inc.